EXHIBIT 10.1
FY 2010 R.G. BARRY
MANAGEMENT BONUS PLAN
OBJECTIVES
•	Consistently achieve company and individual objectives.
•	Enhance ability to attract, recruit, and retain a top-notch professional management team.
•	Provide motivation through “win-sharing”.
PLAN SPECIFICATIONS
1.	Participation Levels
Selected exempt associates participate in the plan. The levels listed below are based on a position’s impact on profits.

Level	Position Level
A	President and CEO
B*	SVP, Finance/CFO
B	Corporate Executives (Coaches)
C	Senior Executives (Captains)
D	Department Heads/Key Contributors
The base salary as of the end of the plan (fiscal) year is used for the purposes of calculating bonus payments.
2.	Bonus Award Opportunity
Threshold, target and maximum bonus award levels as a percentage of base salary are established by level. Target award opportunities correspond to market competitive bonus opportunities.

Level	Threshold	Target	Maximum
A	25%	Determined	140%
B*	17.5%	annually by	70%
B	12.5%	Board of	60%
C	10%	Directors	48%
D	6.25%		30%
3.	Performance Measurement
Award payouts will be determined based on the following determinants of performance.
•	Company Objectives Performance
•	Individual Objectives Performance
Poor individual performance (individual rating that “does not meet minimum expectations”) will eliminate all payouts to that individual regardless of Team Member level.
Corporate Financial Objectives Performance below the threshold level will eliminate payout for all plan participants.

4.	Performance Weighting by Group

	Company	Individual
	Objectives	Objective
Levels	Results	Results
A/B	100%	N/A
C/D	50%	50%
5.	Determining Goal Attainment
•	Corporate Objectives are established annually. Objectives will be a combination of financial and strategic initiatives. Measures are set by senior management. Measures are approved, and degree of attainment is approved by the Compensation Committee.
•	Individual/Department Objectives are established annually by participants. Degree of attainment is reviewed by Corporate Executive and approved by President/CEO, and are described in quantitative, measurable terms.
6.	Criteria for Participation
•	Team Members must be actively employed by R.G. Barry at the close of the plan year.
•	New hires employed before December 31st of the plan year will participate on a pro-rated basis. Persons hired after this date will participate in the following year. Exceptions may be made by the President/CEO. For Team Members hired January 1st or after in the plan year, participation levels and eligibility must be included in any offer of employment letter, along with a start date of employment. The start date of employment is the entry date of the new Team Member into the Management Bonus Plan.
•	Regarding pro-ration: Team Members hired or promoted into a Management Bonus Plan eligible position from the first to the fifteenth of the month shall be considered to be hired or promoted as of the first of the month. Team Members hired or promoted from the sixteenth to the end of the month shall be considered to be hired or promoted as of the first of the following month.
•	Review and approval of Management Bonus Plan levels will be the responsibility of the President/CEO.
•	Communication of Management Bonus Plan levels and the Plan to individual participants will be the responsibility of each Corporate Executive.
•	Team Members who are on Short-term Disability or a Leave of Absence on the last day of the plan year (not actively at work) will receive a pro-rated Management Bonus Plan payment upon their return to active full time work. Team Members who do not return to active full time work will not receive a Management Bonus Plan payment without approval of the Compensation Committee.
•	In the event of a newly hired, promoted or transferred Team Member, the Corporate Executive must complete a Participation Worksheet, sign it and have it approved by the President/CEO in order to finalize participation.
•	Team Members who are promoted from one position to another may be eligible to have their Management Bonus opportunity increased. A Participation Worksheet must be completed to effect a change in categories. For purposes of calculating the payout, the higher percentage will be given to the Team Member for the entire plan year.
•	Team Members who are employed by R.G. Barry at the close of the plan year under the terms of the severance agreement will not be eligible to receive a payout unless expressly stated in the terms of the agreement, and approved by the President/CEO.
•	Team Members who separate from R. G. Barry during a plan year for reasons of death or Long Term Disability will not be eligible to receive a Management Bonus Plan payment, unless approved by the Compensation Committee.

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